Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Registration Statement (Form S-4) of our report dated March 28, 2007 on the financial statements of Battle Mountain Gold Exploration Corp. for the fiscal years ended December 31, 2006 and 2005. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Chisholm, Bierwolf & Nilson
Bountiful, Utah
August 6, 2007